Exhibit 5.1

December 20, 2021

Focus Financial Partners Inc.

875 Third Avenue, 28th Floor

New York, NY 10022

RE:     Class A Common Stock

Ladies and Gentlemen:

We have acted as counsel for Focus Financial Partners Inc., a Delaware corporation (the “Company”), in connection with the offer and sale (the “Offering”) of 3,546,841 shares of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), to be issued and sold by the Company (which includes an additional 462,631 shares of Class A Common Stock that the Underwriters (as defined below) have purchased pursuant to the over-allotment option granted by the Company) (the “Shares”), pursuant to a prospectus supplement dated December 15, 2021 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) on December 16, 2021, to a prospectus dated August 30, 2019 (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s registration statement on Form S-3 (Registration No. 333-233566), which was filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) on August 30, 2019 (the “Registration Statement”) and became automatically effective upon its filing with the Commission.

We understand that the Shares are to be offered and sold in the manner described in the Registration Statement and the Prospectus, and pursuant to the Underwriting Agreement, dated December 15, 2021 (the “Underwriting Agreement”), by and among the Company and the underwriters named therein (the “Underwriters”).

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of Focus Financial Partners Inc., (ii) the Amended and Restated Bylaws of Focus Financial Partners Inc., (iii) the Fourth Amended and Restated Operating Agreement of Focus Financial Partners, LLC, dated July 30, 2018, as amended, (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (v) the Registration Statement, (vi) the Underwriting Agreement, (vii) the Prospectus and (viii) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	1114 Avenue of the Americas, 32nd Floor New York, NY 10036-7708 Tel +1.212.237.0000 Fax +1.212.237.0100 www.velaw.com

In connection with this opinion, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete, (ii) all signatures on all documents we reviewed are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) all persons executing and delivering the documents we examined were competent to execute and deliver such documents, (vi) the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement, and (vii) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon the foregoing, we are of the opinion that, under the Securities Act, when the Shares have been issued and delivered in accordance with the Underwriting Agreement and upon payment of the consideration therefor provided for therein, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated on or about the date hereof, and to the incorporation by reference of this opinion into the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

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